Exhibit 99.3

Risks Related to the Company’s Business and Solana Strategy and Holdings

We intend to use the net proceeds from the Private Placement to purchase digital assets, including Solana tokens, the price of which has been, and will likely continue to be, highly volatile. Our operating results and share price may significantly fluctuate, including due to the highly volatile nature of the price of such digital assets and erratic market movements.

We intend to use the net proceeds from the Private Placement to purchase or otherwise acquire Solana tokens (“SOL”) and for the establishment of our digital asset treasury operations. Digital assets, such as SOL, generally are highly volatile assets, including as a result of shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions and regulatory announcements. In addition, digital assets do not pay interest or other returns, unless utilized in staking or financial applications, and so the ability to generate a return on investment from the net proceeds of any capital raisings will principally depend on whether there is appreciation in the value of digital assets following our purchases of digital assets with the net proceeds from such capital raisings. Future fluctuations in digital asset trading prices may result in our converting digital assets into cash with a value substantially below what we paid for such digital assets.

We intend to adopt a digital asset treasury strategy with a focus on SOL, and we may be unable to successfully implement this new strategy.

We intend to adopt a digital asset treasury primarily dedicated to SOL, including potential acquisitions SOL, including through staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate Solana-related activities at the scale or profitability currently anticipated. Solana operates with a proof-of-stake combined with proof-of-history consensus mechanism, which differs significantly from bitcoin’s proof-of-work mining mechanism. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support SOL and related staking activities. This also requires that we implement different security protocols, and treasury management practices. Further, there is ongoing scrutiny and limited formal guidance from regulatory agencies, including Nasdaq and the Securities and Exchange Commission (the “SEC”), with respect to the treatment of public company cryptocurrency strategies. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors by key management could result in significant loss of funds and reduced rewards. As a result, our shift towards SOL could have a material adverse effect on our business and financial condition.

Our shift towards a Solana-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our shift towards a SOL treasury-focused strategy, including staking, liquid staking, and other decentralized finance activities, exposes us to significant operational risks. To participate in Solana’s Proof-of-Stake consensus mechanism, we must either operate or delegate to validator nodes, and such validator nodes must keep software updated, maintain validator uptime and employ secure key management. In addition, the Solana ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup if we are operating a validator node. The upgrades and protocol changes may require that we incur unanticipated costs and could cause temporary service disruptions to the Solana network. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our SOL treasury strategy and may prevent us from realizing positive returns and could severely hurt our financial condition.

The concentration of our SOL holdings enhances the risks inherent in our Solana-focused strategy.

We have and intend to purchase SOL and increase our overall holdings of SOL in the future. The intended concentration of our SOL holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our Solana-focused strategy. The price of SOL experienced a significant decline in 2022, and any similar future significant declines in the price of SOL could have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

1

Solana is created and transmitted through the operations of the peer-to-peer Solana network, a decentralized network of computers running software following the Solana protocol. If the Solana network is disrupted or encounters any unanticipated difficulties, the value of SOL could be negatively impacted.

If the Solana network is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the Solana network may be disrupted, which in turn may prevent us from depositing or withdrawing SOL from our accounts with our custodian or otherwise affecting SOL transactions. Such disruptions could include, for example: the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of SOL trading platforms due to fraud, failures, security breaches or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the Solana network. In 2021 and 2022, the Solana network experienced performance degradation including liveness disruptions due to network congestion; although the Solana network has been upgraded to address those congestion issues, there is no assurance that future issues may not arise. The implementation of material network upgrades, such as the proposed Alpenglow consensus upgrade or the continued integration of the Firedancer validator client, could result in future degradation of performance. Any disruption of the Solana network could materially impact the operation of decentralized finance on the network, resulting in the inability of the Company to transfer or sell SOL, and the price of SOL.

SOL and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty, which could materially adversely affect the Company’s financial position, operations and prospects.

SOL and other digital assets, as well as applications on blockchain networks such as Solana, are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets and blockchain-based applications is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of SOL or other digital assets, or the ability of blockchain-based applications to operate.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of SOL or the ability of individuals or institutions such as us to own or transfer SOL and utilize blockchain-based applications on networks such as Solana. For example, the U.S. executive branch, the SEC, the European Union’s Markets in Crypto Assets Regulation, among others, have been active in recent years, and in the United Kingdom, the Financial Services and Markets Act 2023, or FSMA 2023, became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC, Commodity Futures Trading Commission (“CFTC”), or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and SOL specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of SOL and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a digital asset treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of SOL in particular, may also impact the price of SOL and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of the Solana network and SOL may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to SOL, institutional demand for SOL as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for SOL as a means of payment, and the availability and popularity of alternatives to SOL. Even if growth in SOL adoption occurs in the near or medium-term, there is no assurance that SOL and Solana network usage will continue to grow over the long term.

2

Because SOL have no physical existence beyond the record of transactions on the Solana blockchain, a variety of technical factors related to the Solana blockchain could also impact the price of SOL. For example, malicious attacks by validators, inadequate validation and staking rewards to incentivize validating of Solana transactions, hard “forks” of the Solana blockchain into multiple blockchains, difficulties with upgrades to the Solana network (such as the proposed Alpenglow consensus upgrade or integration of the Firedancer validator client) and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Solana blockchain and negatively affect the price of SOL. The liquidity of SOL may also be reduced and damage to the public perception of Solana may occur, if financial institutions were to deny or limit banking services to businesses that hold SOL, provide Solana-related services or accept SOL as payment, which could also decrease the price of SOL. Similarly, the open-source nature of the Solana blockchain means the contributors and developers of the Solana blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the Solana blockchain could adversely affect the Solana blockchain and negatively affect the price of SOL.

The liquidity of SOL may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for SOL and other digital assets.

In connection with our SOL treasury strategy, we expect to interact with various smart contracts deployed on the Solana network, which may expose us to risks and technical vulnerabilities.

In connection with our SOL treasury strategy, including staking, liquid staking, and other decentralized finance activities, we expect to interact with various smart contracts deployed on the Solana network in order to optimize our strategy and generate income. Smart contracts are self-executing code that operate without human intervention once deployed. Although smart contracts are integral to the functionality of staking deposit contracts, liquid staking protocols, and decentralized finance applications, they are subject to many known risks such as technical vulnerabilities, coding errors, security flaws, and exploits. Any vulnerability in a smart contract we interact with could result in the loss or theft of SOL or other digital assets, which could have a materially adverse impact on our business. In addition, certain smart contracts are upgradable or subject to certain governance controls which could result in unforeseen code errors, asset or account freezing, or the loss of digital assets. A vulnerability in a smart contract could create an unintended and unforeseeable consequence that has adverse financial consequences, such as the loss of or inability to access funds. There is no assurance that the smart contracts we integrate with or rely upon will function as intended or remain secure. Exploitation of such vulnerabilities could have a material adverse effect on our business and financial condition.

Part of our future business strategy may include acquisitions and investments in companies with Solana-focused or blockchain strategies, and there are risks associated with the integration of any assets or operations acquired and our ability to manage those risks. In addition, we may be unable to make attractive acquisitions or successfully integrate acquired businesses, assets or properties, and any inability to do so may disrupt our business and hinder our ability to grow.

We intend to pursue a strategy focused on both SOL accumulation and future acquisitions. Accordingly, in the future we may make acquisitions of businesses or assets that we expect to complement or expand our current assets. However, we may not be able to identify attractive acquisition opportunities in the future. Even if we do identify attractive acquisition opportunities, we may not be able to complete the acquisition or do so on commercially acceptable terms. No assurance can be given that we will be able to identify additional suitable acquisition opportunities, negotiate acceptable terms, obtain financing for acquisitions on acceptable terms or successfully acquire identified targets.

The success of any acquisition will depend on our ability to integrate effectively the acquired business or asset into our existing operations. The process of integrating acquired businesses and assets may involve unforeseen difficulties and may require a disproportionate amount of our managerial and financial resources. The integration of acquisitions is a complex, costly and time-consuming process, and our management may face significant challenges in such process. Some of the factors affecting integration will be outside of our control, and any one of them could result in increased costs and diversion of management’s time and energy, as well as decreases in the amount of expected revenue.

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Our failure to achieve consolidation savings, to incorporate the acquired businesses and assets into our existing operations successfully or to minimize any unforeseen operational difficulties could have a material and adverse effect on our financial condition and results of operations.

Additional ability to achieve the objectives of our business strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our business strategy.

Certain of the Sponsors and their affiliates have been, and may continue to be, the subjects of legal and regulatory proceedings and investigations.

Certain of the Sponsors and their affiliates have been, and may continue to be, the subjects of legal and regulatory proceedings and investigations. For example, Galaxy Digital Inc. agreed to pay $200 million as part of an agreement with the New York Attorney General to resolve civil claims related to certain investments, trading, and public statements made in connection with the LUNA digital asset from late 2020 to 2022. Separately, Multicoin Capital Management, LLC and its managing partner Kyle Samani have been named as co-defendants along with Solana Labs in a putative class-action litigation related to the promotion and sale of SOL for which a motion to dismiss is pending. Certain of these matters have involved, among other things, allegations of improper marketing practices and misrepresentations, as well as unregistered securities offerings with respect to SOL and other digital assets. Any adverse outcome in these proceedings or other future litigation or regulatory inquiries could negatively affect public perception of the Sponsors, the Company, and Solana itself, which could constrain trading activity and suppress the price and liquidity of SOL. Any such development could materially and adversely affect the value of our digital asset treasury, the market price of our stock and our ability to execute on our digital asset treasury strategy.

Changes in regulatory interpretations could require us to register as a money services business or money transmitter, leading to increased compliance costs or operational shutdowns.

The regulatory regime for digital assets in the U.S. and elsewhere is uncertain. The Company may be unable to effectively react to proposed legislation and regulation of digital assets, which could adversely affect its business.

If regulatory changes or interpretations require us to register as a money services business with The Financial Crimes Enforcement Network (FinCEN) under the U.S. Bank Secrecy Act, or as a money transmitter under state laws, we may be subject to extensive regulatory requirements, resulting in significant compliance costs and operational burdens. In such a case, we may incur extraordinary expenses to meet these requirements or, alternatively, may determine that continued operations are not viable. If we decide to cease certain operations in response to new regulatory obligations, such actions could occur at a time that is unfavorable to investors.

Multiple states have implemented or proposed regulatory frameworks for digital asset businesses. Compliance with such state-specific regulations may increase costs or impact our business operations. Further, if we or our service providers are unable to comply with evolving federal or state regulations, we may be forced to dissolve or liquidate certain operations, which could materially impact our investors.

If any of the digital assets that we hold are classified as a security, we may be subject to extensive regulation, which could result in significant costs or force us to cease operations.

Regulatory changes or interpretations that classify digital assets that we hold as a security under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended (the “Investment Company Act”), could require us to register and comply with additional regulations. Compliance with these requirements could impose extraordinary, non-recurring expenses on our business. If the costs and regulatory burdens become too great, we may be forced to modify or cease certain operations, which could be detrimental to our investors.

The SEC has previously indicated that certain digital assets may be considered securities depending on their structure and use. Future developments could change the legal status of digital assets that we may hold, requiring us to comply with securities laws. If we fail to do so, we may be forced to discontinue some or all of our business activities, negatively impacting investments in our securities.

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If the SEC or other regulators determine that digital assets that we may hold qualify as securities, we may be required to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. This classification would subject us to additional periodic reporting, disclosure requirements, and regulatory compliance obligations, significantly increasing our operational costs. Compliance with the requirements of the Investment Company Act applicable to registered investment companies may make it difficult for us to continue our current operations, and this would materially and adversely affect our business, financial condition and results of operations. In addition, if SOL or another digital asset we hold were determined to constitute a security for purposes of the federal securities laws, we would likely take steps to reduce the percentage of SOL or such other digital assets that constitute investment assets under the Investment Company Act. These steps may include, among others, selling SOL that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our SOL or other digital assets at unattractive prices, or cease our operations.

Although we do not currently engage in investing, reinvesting, or trading securities, and we do not hold ourselves out as an investment company, we could inadvertently be deemed one under the Investment Company Act. If we are unable to rely on an exclusion, we would be required to register with the SEC, which could impose additional financial and regulatory burdens.

Further, state regulators may conclude that the digital assets we hold are securities under state laws, requiring us to comply with state-specific securities regulations. States like California have stricter definitions of “investment contracts” than the SEC, increasing the risk of additional regulatory scrutiny.

The classification of digital assets that we hold as a commodity could subject us to additional CFTC regulation, resulting in significant compliance costs or the cessation of certain operations.

Under current interpretations, SOL are classified as a commodity under the Commodity Exchange Act and are subject to regulation by the CFTC. If our activities require CFTC registration, we may be required to comply with extensive regulatory obligations, which could result in significant costs and operational disruptions. Additionally, current and future legislative or regulatory developments, including new CFTC interpretations, could further impact how SOL and SOL derivatives are classified and traded.

If SOL are further regulated as a commodity, we may be required to register as a commodity pool operator and register the Company as a commodity pool with the CFTC through the National Futures Association. Compliance with these additional regulatory requirements could result in substantial, non-recurring expenses, adversely affecting an investment in our securities. If we determine not to comply with such regulations, we may be forced to cease certain operations, which could negatively impact our investors.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds (ETFs) and their management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of our changes to our digital asset strategy, our use of leverage, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers.

5

Due to the unregulated nature and lack of transparency surrounding the operations of many digital asset trading venues, digital asset trading venues experience greater risk of fraud, market manipulation and other deceptive marketing practices, as well as security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in digital asset trading venues and adversely affect the value of digital assets, and the Company’s financial position, operations and prospects.

Digital asset trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many digital asset trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in digital asset trading venues, including prominent exchanges that handle a significant volume of such trading and/or are subject to regulatory oversight, in the event one or more digital asset trading venues cease or pause for a prolonged period the trading of digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

Negative perception, a lack of stability in the broader digital asset markets and the closure, temporary shutdown or operational disruption of digital asset trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the digital asset ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in digital assets and the broader digital asset ecosystem and greater volatility in the price of digital assets. The price of our listed securities may be affected by the value of our future digital asset holdings, and the failure of a major participant in the ecosystem could have a material adverse effect on the market price of our listed securities.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our proposed holdings of digital assets. Accordingly, it may be difficult to evaluate the Company’s business and future prospects, and the Company may not be able to achieve or maintain profitability in any given period.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling digital assets. The price of digital assets generally has historically been subject to dramatic price fluctuations and is highly volatile. We will need to perform an analysis each quarter to identify whether events or changes in circumstances indicate that our digital assets are impaired. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

Digital asset holdings are less liquid than cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the digital asset market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, concerns regarding pseudonymity of digital asset addresses, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our digital assets at favorable prices or at all. As a result, digital asset holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, digital assets we hold with our custodians and transact with our trade execution partners do not enjoy the same protections or insurance as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered digital assets or otherwise generate funds using our digital asset holdings, including in particular during times of market instability or when the price of digital assets has declined significantly. If we are unable to sell our digital assets, enter into additional capital raising transactions, including capital raising transactions using SOL as collateral, or otherwise generate funds using our SOL holdings, or if we are forced to sell our digital assets at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

6

The availability of spot ETPs for SOL and other digital assets may adversely affect the market price of our listed securities.

Although bitcoin, SOL and other digital assets have experienced a surge of investor attention since bitcoin was developed in 2008, until recently investors in the United States had limited means to gain direct exposure to SOL through traditional investment channels, and instead generally were only able to hold SOL through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold SOL directly, as well as the potential reluctance of financial planners and advisers to recommend direct SOL holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to bitcoin, SOL and other digital assets through investment vehicles that hold bitcoin, SOL and other digital assets and issue shares representing fractional undivided interests in their underlying digital asset holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums (and sometimes discounts) to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to digital assets.

On January 10, 2024, the SEC approved the listing and trading of spot bitcoin exchange-traded products (“ETPs”), the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. The SEC has not yet approved the listing of spot SOL ETPs, but is expected to consider such applications by October 2025. To the extent investors view our common stock as providing exposure to SOL, it is possible that the value of our common stock may also include a premium over the value of our SOL due to the prior scarcity of traditional investment vehicles providing investment exposure to SOL and other digital assets, and that the value of our common stock may decline due to investors having a greater range of options to gain exposure to SOL if SOL ETPs are approved and investors choosing to gain such exposure through ETPs rather than our common stock. The listing and trading of spot ETPs for SOL or other digital assets offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of SOL as well as a decline in the value of our common stock relative to the value of our SOL.

Although we are an operating company, and we believe we offer a different value proposition than a SOL investment vehicle such as a spot SOL ETP, investors may nevertheless view our common stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot SOL ETP instead of our common stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to SOL that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot SOL ETPs, we (i) do not seek for our shares of common stock to track the value of the underlying SOL we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our SOL holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our common stock. Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to SOL, such as SOL futures exchange-traded funds (“ETFs”), leveraged SOL futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our common stock relative to the value of our SOL holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for bitcoin, SOL and other digital assets could have a material adverse effect on the market price of our listed securities.

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Digital asset lending arrangements may expose us to risks of borrower default, operational failures and cybersecurity threats.

Although we are not initially planning to lend SOL to counterparties, from time to time, we may generate income through lending of digital assets, which carries significant risks. The volatility of such digital assets increases the likelihood that borrowers may default due to market downturns, liquidity crises, fraud or other financial distress. These lending transactions may be unsecured, and so may be subordinated to secured debt of the borrower. If a borrower becomes insolvent, we may be unable to recover the loaned SOL, leading to substantial financial losses.

Additionally, digital asset lending platforms are vulnerable to operational and cybersecurity risks. Technical failures, software bugs or system outages could disrupt lending activities, delay transactions or result in inaccurate record-keeping. Cybersecurity threats, including hacking, phishing and other malicious attacks, pose further risks, potentially leading to the loss, theft or misappropriation of our loaned SOL. A successful cyberattack or security breach could materially and adversely impact our financial position, reputation and ability to conduct future lending activities.

Decentralized finance arrangements may expose us to risks of smart contract risk, operational failures and cybersecurity threats.

From time to time, we may generate income through the use of digital assets including SOL or stablecoins in decentralized protocols including decentralized finance (“DeFi”) applications. DeFi applications include over-collateralized borrow-lend vaults, token-exchange pools, and other financial or commercial arrangements. Although these protocols are largely designed to limit counterparty risk in transactions, they introduce novel risks relating to software code bugs, liquidation risks, and governance risks that are designed to operate in decentralized environments but can be subject to failures or exploits. In addition: (a) network congestion or downtime can increase the likelihood of asset loss or liquidation; (b) the volatility of digital assets deployed into DeFi applications may increase the likelihood of liquidation due to market downturns, liquidity crises, governance attacks or other exploits, leading to substantial financial losses; (c) the uncertainty in the accounting treatment of certain DeFi applications; (d) DeFi applications generally operate on a user-to-protocol basis where a user of a DeFi application does not know the identity of other parties utilizing the DeFi application; and (e) the use of monitoring and forensics software to mitigate risks of engaging in DeFi application may not prevent engaging in DeFi pools that are also used by bad actors.

The reliance on open-source code by digital asset networks exposes us to risks related to competitive networks and products built on such code, the failure of individuals to maintain that code, and discovery of security vulnerabilities that could threaten the ability of such networks to operate.

Digital asset networks are open-source projects and, although there may be an influential group of leaders in the network community, generally there is no official developer or group of developers that formally controls the digital asset network. Without guaranteed financial incentives, there may be insufficient resources to address emerging issues, upgrade security or implement necessary improvements to the network in a timely manner. If the digital asset network’s software is not properly maintained or developed, it could become vulnerable to security threats, operational inefficiencies and reduced trust, all of which could negatively impact the digital assets’ long-term viability and our business.

The lack of legal recourse and insurance for digital assets increases the risk of total loss in the event of theft or destruction.

Digital assets that we acquire will not be insured against theft, loss or destruction. If an event occurs where we lose our digital assets, whether due to cyberattacks, fraud or other malicious activities, we may not have any viable legal recourse or ability to recover the lost assets. Unlike funds held in insured banking institutions, our digital assets are not protected by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. If our digital assets are lost under circumstances that render another party liable, there is no guarantee that the responsible party will have the financial resources to compensate us. As a result, we and our stockholders could face significant financial losses.

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The Company will face risks relating to the custody of its digital assets. If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our private keys, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our digital assets and our financial condition and results of operations could be materially adversely affected.

We expect our primary counterparty risk with respect to our SOL will be custodian performance obligations under the custody arrangements we enter into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, SEC enforcement actions against other providers, or placement into receivership or civil fraud lawsuit against digital asset industry participants have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While our custodians will be subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially held SOL will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our SOL holdings, we would become subject to additional counterparty risks. We will need to carefully evaluate market conditions, including price volatility as well as service provider terms and market reputations and performance, among others, prior to implementing any such strategy, all of which could effect our ability to successfully implement and execute on any such future strategy. These risks, along with any significant non-performance by counterparties, including in particular the custodian or custodians with which we will custody substantially all of our SOL, could have a material adverse effect on our business, prospects, financial condition, and operating results.

We face risks relating to the use of third-party trading platforms in connection with our Solana-focused strategy.

We intend to use third-party trading platforms, which we believe are reputable, as well as reputable over-the-counter brokers to purchase SOL for our treasury. As part of our process in determining transactions with third-party exchanges, we search for reputable exchanges that have industry standard policies and procedures in place regarding data security and customer diligence related to anti-money laundering, Office of Foreign Assets Control and know-your client rules and regulations. If any of these third-party exchanges no longer meet our standards or if there is a decrease in reputable third-party exchanges, we may need to find additional counterparties and enter into additional agreements that could be on less favorable terms, which could have a material adverse effect on our business, financial condition or the results of our operations.

The irreversibility of digital asset transactions exposes us to risks of theft, loss and human error, which could negatively impact our business.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on that digital asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft.

Although we plan to regularly transfer digital assets to or from vendors, consultants and services providers, it is possible that, through computer or human error, or through theft or criminal action, such assets could be transferred in incorrect amounts or to unauthorized third parties.

To the extent we are unable to seek a corrective transaction to identify the third party which has received our digital assets through error or theft, we will be unable to revert or otherwise recover the impacted digital assets, and any such loss could adversely affect our business, results of operations and financial condition.

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We will be subject to significant competition in the growing digital asset industry and the Company’s business, operating results, and financial condition may be adversely affected if the Company is unable to compete effectively.

Following the launch of the Company’s proposed digital asset treasury strategy, the Company will operate in a competitive environment and will compete against other companies and other entities with similar strategies, including companies with significant holdings in SOL and other digital assets, and the Company’s business, operating results, and financial condition may be adversely affected if the Company is unable to compete effectively.

Solana faces unique technical, governance and concentration risks that could materially affect its long-term viability.

Solana is a high-throughput Layer 1 blockchain with architectural features that differ significantly from other blockchains, such as Ethereum. While these features allow for rapid processing of transactions, they introduce risks that could adversely impact the value of SOL and the stability of the Solana network. Historically, Solana has suffered network outages, slow operations and validator coordination failures. If such challenges were to persist, the confidence of the Solana development community and its users will be adversely affected, which could cause a rapid decline in the value of SOL. In addition, Solana’s consensus mechanism (Proof of History combined with Proof of Stake) is novel and relatively untested at a large scale over time. Structural flaws could emerge that require a fork, which may have an adverse impact on the Solana network and our holdings.

Solana validators are relatively small in number, compared to some other leading blockchains, which may lead to coordinated censorship.

Solana has fewer validators than certain other blockchains but has a high Nakamoto coefficient, which refers to the minimum number of validators or node operators that need to cooperate to take over a blockchain network. In contrast, Ethereum has a higher number of validators. In theory, a malicious actor might more easily be able to gain control of a network with fewer validators. Such control of the network could allow a malicious actor to censor transactions, reverse transactions (double-spending), or manipulate block validations.

Solana is subject to technological obsolescence, including competition from emerging blockchain and artificial intelligence protocols.

The digital asset ecosystem is characterized by rapid technological innovation, short development cycles, and intense competition among blockchains and related infrastructure providers. Solana faces intense competition among existing protocols, such as Aptos, Hyperliquid, Sei and Sui, the Ethereum Layer 2 blockchains such as Base, and new entrants that are currently being developed. Competitors may in the future offer superior scalability, security, interoperability, decentralization, programmability and adoption, and may attract developers away from the Solana ecosystem. Advancements in AI and blockchain technology are likely to accelerate the development of such protocols, including the development of additional networks that natively integrate AI into consensus mechanisms and other core features. If Solana is unable to evolve to address such increased competition or if market participants believe that Solana’s core technology stack is outdated or less attractive compared with other blockchain networks, Solana may be considered technologically obsolete by the next-generation of protocols. The decline in the Solana network would materially impact the market value of SOL and adversely affect the value of our SOL treasury holdings and our stock price.

The Company may be subject to additional tax liability if regulation or policy changes adversely affect the tax treatment of rewards from staking SOL.

The U.S. federal income tax treatment of rewards from staking digital assets such as SOL or utilizing liquid staking tokens remains uncertain and is currently the subject of debate and regulatory attention. Under current guidance by the Internal Revenue Service (“IRS”), staking rewards and transaction fees may be treated as ordinary income upon receipt, although additional guidance is expected pursuant to the President’s Working Group July 2025 report “Strengthening American Leadership in Digital Financial Technology.” If regulation or policy changes, or the interpretation or enforcement thereof, results in adverse tax treatment of rewards from staking SOL, we could be subject to increased audits by the IRS and additional tax liabilities.

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The Solana blockchain experiences a high number of “spam” transactions which can cause periods of congestion or outages, or make it difficult for users to have their transactions processed.

Solana’s high throughput and lower transaction fees compared to other blockchains have made it an attractive target for large volumes of low-value or “spam” transactions, which are often generated by automated bots or malicious actors seeking to exploit the network’s resources. These spam transactions can congest the network, delay or prevent the processing of legitimate transactions, and in some cases, cause partial or complete performance degradation for the blockchain. During periods of high congestion, users may experience significant delays, increased transaction fees, or failed transactions, which can erode confidence in the network and reduce its utility for both users and developers. In addition, repeated or prolonged network disruptions may discourage new projects from building on Solana, limit the adoption of decentralized applications, and negatively impact the value of SOL. The Solana development team and community have implemented, and may in the future implement additional, technical upgrades or other measures to address these issues, but there can be no assurance that such efforts will be successful or sufficient to prevent future disruptions.

A high percentage of Solana validators rely on software provided by Jito Labs, a third party unaffiliated with Solana Labs. If Jito Labs were to stop maintaining such software or if such software failed to function properly, it could have an adverse effect on the Solana blockchain and value of SOL.

A significant portion of Solana validators utilize software developed and maintained by Jito Labs, an independent third party that is not affiliated with Solana Labs or the Solana Foundation. This reliance on third-party software introduces additional operational and security risks to the Solana network. If Jito Labs were to discontinue support for its software, experience operational difficulties, or if the software were to contain critical bugs, vulnerabilities, or backdoors, the performance and security of the Solana network could be compromised. For example, a failure or exploit in the Jito Labs software could result in network instability, validator downtime or other adverse outcomes. The software offered by Jito Labs has also reduced the impact of “spam” transactions on the Solana blockchain. If Jito Labs were to stop offering or supporting its software, there could be a far greater impact of “spam” transactions on the Solana network which could congest the network, delay or prevent the processing of legitimate transactions, and in some cases, cause partial or complete outages of the blockchain. Any such events could materially and negatively affect the value of SOL, reduce confidence in the network, and impair the ability of the Company to realize the expected benefits of its investment in SOL.

A cyberattack or other malicious attack on the Solana blockchain could have a material impact on the value of SOL held by the Company.

Solana and other digital assets and the entities that provide services to participants in blockchain ecosystems have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

•	a partial or total loss of our digital assets in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our digital assets;
•	harm to our reputation and brand;
•	improper disclosure of data and violations of applicable data privacy and other laws; or
•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Solana ecosystem or in the use of the Solana network to conduct financial transactions, which could negatively impact us.

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Attacks upon systems across a variety of industries, including industries related to Solana, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia and Israel conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Solana industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

The emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of SOL and adversely affect the Company’s securities.

Following the launch of the Company’s proposed digital asset treasury strategy, as a result of our Solana strategy, we expect our assets to be concentrated in SOL holdings. Accordingly, the emergence or growth of digital assets other than SOL, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, may have a material adverse effect on our financial condition. As of June 30, 2025, Solana was the fifth largest digital asset by market capitalization, excluding stablecoins. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms. If the mechanisms or network effects on alternative blockchain platforms are perceived as superior to the Solana network, those digital assets could gain market share relative to Solana.

Many of the blockchain applications on large blockchain networks involve the use of “stablecoins,” which are designed to maintain a constant price related to or based on some other asset or traditional currency because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. In July 2025, the U.S. President signed into law the “GENIUS Act,” which establishes a federal framework for “payment stablecoins,” treating them as payment systems, not securities, and mandating fiat-backed reserves, monthly disclosures, anti-money laundering safeguards, and similar measures. Stablecoins have grown rapidly as a medium of exchange and store of value, particularly on digital asset trading platforms, and their use as an alternative to digital assets such as bitcoin and SOL could expand further as rules are promulgated under the GENIUS Act. As of June 30, 2025, two of the seven largest digital assets by market capitalization were U.S. dollar-pegged stablecoins. Stablecoins are an important aspect of blockchain networks such as Solana and if other blockchains are deemed more attractive that Solana for the use of stablecoins, that may impact the usefulness of the Solana network and Solana-based blockchain applications, and therefore the value of SOL.

If we lose key personnel, if we fail to recruit additional highly skilled personnel, or if we lose the services of our Asset Manager, our ability to operate and manage our digital asset treasury strategy will be impaired.

Our ability to operate and manage our digital asset treasury strategy depends upon our ability to attract and retain highly qualified personnel, including our expected incoming Chairman, Kyle Samani, members of our executive team, or other key personnel. In addition, we expect to enter into an Asset Manager Agreement with Galaxy Digital Capital Management LP (the “Asset Manager”) in connection with the management of our digital asset treasury, and therefore we’ll rely heavily on the services of our Asset Manager for the management of our digital asset treasury and for strategic guidance relating to our business, operations, growth initiatives and industry trends in the crypto technology sector. The loss of the services of any of our executive officers, key employees, or the Asset Manager, or our inability to find suitable replacements, could result in significant disruptions to our operations and management of our digital assets.

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